UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2015
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7108 North Fresno Street, Suite 380
Fresno, CA   93720
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Seed Genetics International Pty Ltd ("SGI"), a wholly-owned subsidiary of S&W Seed Company (the "Registrant") is currently finalizing an increase in its credit facilities with National Australia Bank Limited ("NAB"), under the terms of which SGI will be eligible to borrow up to AUD $15,000,000 from time to time, an increase from AUD $10,000,000. As more fully set forth in the Registrant's Current Report on Form 8-K filed on April 21, 2014, on April 21, 2014, the Registrant entered into a corporate guarantee in favor of NAB, under the terms of which the Registrant guaranteed SGI's obligations under its ongoing credit agreements with NAB, up to a maximum of AUD $10,000,000. The pending increase in available credit to SGI will necessitate an increase in the maximum amount subject to the Registrant's corporate guarantee.

As previously reported under cover of Form 8-K filed on February 24, 2014, on February 21, 2014, S&W Seed Company (the "Registrant") executed and entered into credit agreements with Wells Fargo Bank, National Association ("Wells Fargo") and thereby became obligated under new working capital facilities (collectively, the "Wells Fargo Facilities"). The Wells Fargo Facilities include (i) a domestic revolving facility of up to $4 million to refinance the Registrant's outstanding credit accommodations from Wells Fargo and for working capital purposes, and (ii) an export-import revolving facility of up to $10 million for financing export-related accounts receivable and inventory (the "Ex-Im Revolver"). The Wells Fargo Facilities have been amended from time to time by amendments entered into on July 28, 2014, December 30, 2014 and February 27, 2015.

On March 30, 2015, the Registrant executed and entered into a Fourth Amendment to Credit Agreement and a Fourth Amendment to Ex-Im Working Capital Guarantee Credit Agreement (collectively, the "Fourth Amendments"). The amended terms are identical in both agreements.

The only material change incorporated into the Fourth Amendments was an agreement by Wells Fargo to allow the Registrant to increase its corporate guarantee in favor of NAB from AUD $10,000,000 to USD $13,000,000. The Registrant expects to enter into a new corporate guarantee in the near future, thereby facilitating the Registrant's plans for growth in Australia.

In all other material respects, the provisions of the Wells Fargo Facilities as entered into in February 2014, as amended in July 2014, December 2014 and February 2015, remain unchanged and in full force and effect.

The foregoing descriptions of the Fourth Amendments do not purport to be complete and are qualified in their entirety by reference to, and should be read in conjunction with, the full text of the Fourth Amendment to Credit Agreement and the Fourth Amendment to Ex-IM Working Capital Guarantee Credit Agreement, which will be filed as exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2015.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: April 3, 2015

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